Exhibit 4.1

NUMBER U-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [___]

ELEVATION ACQUISITION GROUP INC.

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE AND ONE RIGHT TO RECEIVE ONE-SIXTH OF ONE CLASS A ORDINARY SHARE UPON THE CONSUMMATION OF AN INITIAL BUSINESS COMBINATION

THIS CERTIFIES THAT is the owner of Units.

Each Unit (“Unit”) consists of one (1) share of Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of Elevation Acquisition Group Inc., a Cayman Islands exempted company (the “Company”), and one right to receive one-sixth (1/6) of one Class A Ordinary Share upon the consummation of an initial business combination (the “Rights”).

The Ordinary Shares and Rights comprising the Units represented by this certificate will begin separate trading on       , 2026 unless Maxim Group LLC elects to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its initial public offering and issuing a press release announcing when separate trading will begin. No fractional shares will be issued upon exchange of the Rights. The terms of the Rights are governed by a Rights Agreement (the “Rights Agreement”), dated as of [●], 2026, between the Company and Continental Stock Transfer & Trust Company, as rights agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Rights Agreement are on file at the office of Continental Stock Transfer & Trust Company at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Right holder, as applicable, on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By:	By:
President	Secretary

Elevation Acquisition Group Inc.

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	1. UNIF GIFT 2. MIN ACT	–		Custodian

TEN ENT	–	as tenants by the entireties			3. (Cust)		4. (Minor)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common			5. 6. under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

      represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated	Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15, OR ANY SUCCESSOR RULE).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account with respect to the Ordinary Shares underlying this certificate only in the event that (i) the Company is forced to liquidate because it does not consummate an initial business combination within the period of time set forth in the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time (the “Memorandum and Articles”) (such date being referred to herein as the “Last Date”), (ii) the Company redeems the Ordinary Shares sold in its initial public offering in connection with a stockholder vote to amend the Memorandum and Articles (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Ordinary Shares sold in its initial public offering, if it does not consummate an initial business combination by the Last Date or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (iii) if the holder seeks to redeem his shares upon consummation of, or sell his shares in a tender offer in connection with, an initial business combination or in connection with certain amendments to the Memorandum and Articles. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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